Exhibit 10.9

CONTRACT OF LEASE	UNITED STATE OF AMERICA

By: COHN-GOTTLIEB REALTY	STATE OF LOUISIANA
COMPANY, INC.

In Favor of : CATFISH TOWN	PARISH OF EAST BATON ROUGE
PROPERTIES, a Louisiana	CITY OF BATON ROUGE
Partnership in Commendom
     BE IT KNOWN, that on the date shown below
     BEFORE ME, the undersigned Notaries Public, duly commissioned and qualified in and for their respective Parishes, State of Louisiana, therein residing and in the presence of the undersigned component witnesses:
     PERSONALLY CAME AND APPEARED:
     COHN-GOTTLIEB REALTY COMPANY, INC., a Louisiana corporation domiciled in the parish of East Baton Kouge, herein represented by its duly authorized and empowered President, Dr. Isidore Cohn. Jr., here-unto duly authorized by a resolution adopted by the Board of Directors of the said Cohn-Gottlieb Realty Company, Inc., held at its office in the City of Baton Rouge, Louisiana, on the 26th day of April, 1982, a certified copy of which is attached hereto and made a part hereof, (hereinafter called “LESSOR”) and
     CATFISH TOWN PROPERTIES, A Louisiana Partnership in commendem, represented by its duly authorized General Partner, Richard J. Dodson, of age and a resident of Baton Rouge, East Baton Rouge Parish, Louisiana, whose permanent mailing address is 442 europe Street, (Hereinafter called “LESSEE”).
     And said appearors declared that they have entered into and do hereby enter into a contract of lease in words and figures subjects to the following terms and conditions, to wit:
1. DESCRIPTION OF LEASED PRHISES. Leassor convenants that for and in consideration of the rents hereinafter stipulted to be paid by Leasee. Lossor has leased, let and demised, and does by these presents leasee, let and demise to lease, its successors and assigns, the following described property located in the parish of East Baton Rouge, Louisiana to [ILLEGIBLE]:

That certain square of ground measuring approximately 128 feet by 106.67 feet bounded on the North by Government Street, on the South by France Street, on the [ILLEGIBLE] by Natchez Street, and on the East by St. James Street, and being identified as Block 4-s, lots 1 and 2, BEAUREGARD TOWN, BATON ROUGC, LOUISIANA, including all building and improvements thereon.
     2. PEACEFUL POSSESSION. Lessor warrants and convenents that it is the sole owner in fee simple of the hereinabove described property, that it has full right and authority to make this lease of the hereinabove described property and every part and parcel thereof and that the sold property in unencumbered by any mortage or lion or whatsoever nature which will prejudice these presents, except such soning restrctions as may by provided by law and this lease shall be subject to such restrictions. Lessor further covenants that, if Lessee should fully observe and perform all of the covenants, conditions and stipulations of this lease to be by it observed and performed, Lessee will be maintained by lessor in the peaceful and undisturbed possession and enjoyment of the premises during the term hereof as is or may be required by law.
     3. DELIVERY OF POSSESSION. Lessor covenants that it will doliver possession of the lease premises to lessee on the commencement date of this lense.
     4. TERM. The primary term of this lease shall be seventeen (17) yours, beginning on the first day of May, 1982.
     5. RENTALS.
     (a) Lessee shall, during the first five (5) years of the primary term of this lese, pay to the Lessor or Lessor’s agent, at ROSENTHAL & ASSOCIATES, 751 Court Street (P. O. Box 718), Port Allien, louisiana 70767, or at such other place as Lessor may, from time to time, in writing designate, a basic annual rental or FORTY-EIGHT THOUSAND TWO HUNDRED FOURTEEN AND NO/100 ($48,214.00) DOLLARS cash per year, payable to equal monthly installments on the first day of each month during the course of the years, for each of said first five (5 years.
(b)	There shall be a reevaluation and increase of the basic annual rent on May 1, of each 5th year following commencement date of this lease. The first reevaluatio and increases of the basic annual

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rental shall be five years after the commencement of this lease or on May 1, 1987 and thereafter a reevaluation and increases shall be on May 1 of each fifth year thereafter , all as illustrated on Exhibit C attached hereto. This reevaluation and increase shall be based on the Consumer Price index (“CPI”), which is the average of “all items” shown on the “U.S. City average for urban wage earners and clarical workers (including single workers ) all items, groups, sub-groups and special groups of items” as promulgated by the Bureau of the Labor Statistics of the United States Department of Labor. If the CPI on the commencement date of this Lease is less then the CPI on the commencement date of this lease is less than the CPI on the first day of each fifth calender year during the term or extension hereof, then Leasee shall pay Lessor, in addition ot the basic annual rent, 25% of the basic annual rent, multiplied by the percentage of increase by which the CPI at the beginning of each fifth calender year exceeds the CPI on the commencement date of the preceding five year period. Until the CPI is available for the beginning of any five year period, leasee shall in good faith estimate the CPI and pay rental based on that estimate until the CPI is available, at which time the rental for the reminder of that five year period shall be permanantly adjusted and any difference in amounts paid based on the estimated CPI shall be promptly paid by Lessee or refunded by lessor. No change in the CPI shall reduce the annual rent below the basic annual rent for the preceding five year period. In the event that the Bureau of Labor Statistics shall change the base peiod (now 1967) and commence a new series of index numbers after this leases comme. ces, then the new index numbers may be used provided the index number for the month prior to the commencement date of this loase is adjusted to reflect its true relationship with the index numbers under the new base period. For example, if the Bureau of Labor Statistics would have determined to change the base your and commence a new series of index numbers starting at 100 when the consumer price index under the 1967 base year reach 300, then the true relationship between the old index numbers and the new index numbers wound be that the old series must be

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divided by three (3) in order to be used in the same computation with the new index numbers.
     In the event that the CPI (or successor or substitute index) is not available, a reliable governmental or other non-[ILLEGIBLE] publication evaluating the information theretofore used in determining the CPI shall be used in lieu of such CPI. Attached hereto as Exhibit A is an example of how the above calculations are to be made; this example is provided as an illustration of methodology only.
     (c) On may [ILLEGIBLE] of the thirtieth year following the commencement date of this lease, the rental payable hereunder shall be totally revised on the basis of an appraisal. The subject property shall be appraised as warehouse space in its unimproved state (as if Lessee had made no improvements). In other words, the appraisal shall reflect the characteristics, amenities and features of the property as of the date of this agreement, and be revised to reflect the market condition for use as warehouse space at the time of the appraisal contemplated herein thirty years hence.
     The revised rents for this lease shall be fixed at seventy (70%) percent of the appraised rental value of the warehouse space of the building. In order to establish this figure, each party hereto shall appoint a qualified appraiser of real estate to appraise such space. In the event that the [ILLEGIBLE] fail to reach a mutually agreed upon amount, the two appraisers shall select a third qualified appraiser, the appraisal of whom shall be final. If no third appraiser can be agreed upon within thirty (30) days, then the appraised warehouse rental value shall be determined by a court of competent jurisdiction and the new rent shall be seventy (70%) percent thereof. Attached hereto as Exhibit B is an example of how the above calculations are to be made; this example is provided as an illustration of methodology only.
     In the event that seventy (70%) percent of the appraised rental value is less than the rental computed in accordance with sub-paragraph (b) above, the rental as determined by sub-paragraph (b) shall apply.

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     (d) The rental amount established under sub-paragraph (c) above shall be adjusted every five (5) years according to the provisions of sub-paragraph (b) above.
     6. OPTIONS TO RENEW. Lessee shall have the right and option of renewing and extending this Lease for an initial extension of three (3) years and then eight (8) additional periods of ten (10) years each, on the same terms and conditions [ILLEGIBLE] are set forth here in below in this Paragraph 6. Such options shall be automatically exercised unless Lessee gives written notice to Lesser of its intention not to exercise same on or before ninety (90) days prior to the end of the primary term or the term of the [ILLEGIBLE] effective extension or renewal period, whichever is applicable.
     The basic annual and the additional rentals for each five (5) year period during [ILLEGIBLE] extension or renewal periods shall be computed under the same formula as the basic annual and the additional rentals for the second five (5) years of the primary term, adjusted every five (5) years using the index at the beginning and end of each five (5) year period.
     Attached as Exhibit “C” is an example of the applicable rentals for the seventeen (17) year primary term, the initial three (3) year extension, and the eight (8) additional periods of Ten (10) years each.
     7. INTEREST ON RENT. Any installment of rent which shall not be paid when due shall bear interest at the rate of eight (8%) per cent per annum from due data when such payment should have been paid.
     8. LESSEE TO PAY AD VALOREM TAXES. As part of the consideration for this lease and in addition to the rents and other payments herein provided, Lessee shall, before they become delinquent, pay all lawful ad valorem taxes, [ILLEGIBLE] forced contributions, and other governmental chargers in the nature thereof, general and special, ordinary and extraordinary, of every nature and kind whatsoever, which may be levied, [ILLEGIBLE] or imposed upon the leased premises or any building or other improvements hereafter created on the leased premises, but not further or otherwise, it being the intent hereof that Lessee is obligated to pay only such taxes, levies and [ILLEGIBLE] as may be directly

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levied, assessed or imposed upon or against said leased Premises and any building hereafter created or other improvements hereafter made on the leased premiers; provided, that such taxes for the first year of this lease and for the last year of the lease or extension or renewal, as the case may be, shall be protected between Leasor and Lessee based on their respective periods of occupancy. Nothing in this lease contained shall require Leases to pay any franchise tax, gift tax, estate tax, inheritance tax or other death tax or capital levy or transfer tax levied or assessed against Lessor on any income, excess profits, or revenue tax or any other tax assessment, charge or levy of Lessor upon the rents payable by Lessee under this lease, and if Lessee is required by law to pay any of the same, Lessor shall reimburse Lessee with interest at the rate of eight (8%) per cent per annum, or any sum so paid may be deducted from the rents due hereunder.
     9. PRIORITY OF LEASE AND RIGHT OF FIRST REFUSAL. Leasor covenants that in case Leasor shall at any time hereafter alternate or encumber the leased premises or any part or parcel thereof, such sale or encumbrance shall be made expressly subject and subordinate to the provisions of this lease and to the rights of Lessee hereunder. If at any time during the primary term of this lease or any renewal period, and provided Lessee is not in default of this lease. Leaser should elect to sell the property or receive an after from a third party. Lessor shall, before it sells all or any portion of the property, give Lessee in writing the option to purchase the property or portion thereof on the same terms and conditions. Such option must be exercised by Lessee by notice in writing within forty-five (45) days and the closing must take place within thirty (30) days after the date of such notice. If Lessee falls to exercise such option or to close the sale timely, Lessor shall be free to sell the property on those same terms and conditions, but subject to this lease.
     10. HOLD HARMLESS. Lessee will at all times during the term of this lease have harmless lessor and the leased premises and the improvements thereon from all taxes, assessments, forced contributions and charges provided in paragraph 8 hereinabove to be paid by Lessee,

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and from all liens and penalties in conjuction therewith, and from all public requirements with respect to the construction, reconstruction, maintenance or repair of streets and [ILLEGIBLE] adjacent to the leased premises; and upon written application of Lessor, Lessee shall furnish to Lessor for inspection and such other use as may be proper for the protection of Lessor’s interest in the leased premises, written evidence that any and all of the taxes, assessments, forced contributions and charges hereinabove set forth in Paragraph 8 hereof to be paid by Lessee have been duly satisfied and paid, or otherwise discharged.
     Nothing herein contained, however, shall be construed as preventing or interfering with the contestation by Lessee, at its own expense, of any tax, assessment, forced contribution, charge, lien or claim or any kind in respect to the Leased premises or any building or other improvement, now or hereafter situated thereon, which may be considered by lessee to be unlawful or excessive, and for that purpose leaser may [ILLEGIBLE] or defend, in its own name or in the name of Lessor, an the same any require, but the Lessee shall, if the Lessor in writing required the same, furnish reasonable security for the payment of all liability, counts, and expense at the end of the litigation, and Lessee, so long as the matter shall remain undetermined by final judgment, shall not be considered in default hereunder for the nonpayment thereof; provided, however, that Lessee may not, under the provisions of this paragraph permit the leased premises or any building or other improvement now or hereafter situated thereon to be sold or forfeited, any sale or forfeiture shall be deemed to be a default hereunder.
     11. LESSEE TO COMPLY WITH LAW. During the term hereof Lessee shall conform to and observe all laws, ordinances, rules and regulations of the United States of America, State of Louisiana and the Parish of East Baton Rouge, and all public authorities, boards or offices [ILLEGIBLE] to the leased premises or the improvements upon same, or the use thereof, and will not during said term permit the same to be used for any illegal or immoral purpose, business or occupation; provided that nothing herein contained shall be construed as preventing or interfering with the contestation by Lessee, at its own expense, of

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any such law or ordinance, and for that purpose Lessee may sue or defend, in its own name or in the name of Lessor, as the case may require, but Lessee shall, if Lessor in writing requires same, furnish to Lessor reasonable security for the payment of all liability, costs and expense at the end of litigation, and Lessee so long as the matter shall remain undetermined by final judgment, shall not be considered in default in the nonobservance thereof.
     12. OBLIGATION OF LESSEE TO DEVELOP LEASED PREMISES. Lessee herby agrees that it will go forward with the renovation and development of the property herein leased for commercial office, retail store, restaurant purposes as soon as practical and lessee further agrees that upon undertaking the construction of any renovation, and development work, and upon completion of same that it will be free of machanics, contractors’, subcontractors’, [ILLEGIBLE] laborers, and other lions or the possibility thereof. Lessee further agrees not to commence construction of any development on said property until such time as Lessee shall have furnished to Lessor certificates of Owners, Landlords and Tenants and construction Liability insurance, with minimum policy limit of $500,000 per occurrence, naming Lessor as an additional insured party at interest. All such certificates shall contain a provision whereby the Lessor shall have entitled to ten (10) days notice of cancellation. Lessor shall have the right to review and approve all plans and specifications prior to the commencement of any such work. Upon submission by Lessee of plans and specifications, Lessor shall have twenty (20) days to notify Lessee of any objection. After the twenty (20) days period has elapsed and Lessee has not been notified in writing of any specific objection. Lessee may unequivocally assume that Lessor has approved the plans and specifications. Lessor’s approval shall not be unreasonably withhold.
     13. LESSEE TO MAINTAIN INSURANCE. Lessee covenants and agrees that Lessee will throughout the term of this lease, at Lessee’s cost and expense maintain the Oweners’, Landlord and Tenants insurance described in Paragraph 12 and will keep all buildings and improvements

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on the leased premises insured in good and solvent insurance companies, legally authorized to transact business in the State of louisiana, against damage or destruction by fire, or other hazards covered by normal extended insurance coverage, subject to the usual and customary exclusions and limitation, in an amount equal to 80%, or the maximum obtainable, of the insurable value of said buildings and improvements, with the addition of a replacement cost endorsement. However, if insurance coverage is not available in the amount set forth hereinabove, then Leasee covenants and agrees that it will at all times, at its cost and expense, keep all buildings and improvements on the leased promises insured in the maximum amount obtainable. Leasee covenants and agrees that it will not do or omit to do anything which would [ILLEGIBLE] the insurance hereinabove in this paragraph provided for, or which would provent the obtaining thereof. Leasee will carry its policies of insurance with leasor also named as an insured and will furnish Lessor with certificates of insurance upon request for same. All such certificates shall contain a provision whereby the Lessor shall be entitled to ten days notice of cancellation.
     Lessor and Lessee agree that in the event of any loss or damage to the building on the leased premises, or of the contents, improvements, [ILLEGIBLE] or equipment of Lessee located therein, by fire or any other [ILLEGIBLE] which Lessor and Lessee have insured against or have obligated themsolves under this lease to insure against, regardless of the cause thereof, and whether or not the same be caused by the carelesness or negligence of Lessor or Lessee, their respective servants, employees, agents, invitees, visitors or licensees, neither Lessor, Lessee nor their respective insurance carrier shall have any right of subrogation over or against the other, their servants, employees, agents, invitees, [ILLEGIBLE] and licensees, for any such damage or loss so sustained. Neither Lessor nor [ILLEGIBLE] shall be under obligation to pay any amount to the other, its successors or assigns, or to pay any amount to the insurance company insuing the policy of insurance for the amount of insurance of damages even though the loss or damage is caused by the negligence of the other, its agents, servants, invitees, employees,

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visitors or licensees. Leasor and leasee shall each cause its respective insurance carrier of carriers to waive rights of subrogation in conformity with the terms of this lease and shall promptly furnish each other with proper endorsements or appropriate evidence with respect thereto.
     14. Lessee TO COMPLY WITH LAWS, ORDINANCES, ETC. IN DEMOLITION OR CONSTRUCTION WORK. In the demolition, excavating for, and construction of any building or buildings, on the premises covered by this lease, and in the removing, rebuilding, repairs, altoring, addition to or extending any party walls and foundations, Lessee will conform to and observe all laws, applicable thereto, and will further protect all buildings on adjacent premises to the extent required by laws, ordinances, building codes, rules and regulations, and at all times will keep leasor and the premises hereby leased indemnified against and discharged of any charge or liability in favor of the owners of such adjacent premises arising out of such operations by Lessee, and will pay and discharged all liability and damages occasioned to any person or persons resulting from such demolition, excavation or construction or from such removing, rebuilding, repairing, altering, addition or extending any such party walls foundations.
     15. Lessee TO HOLD Lessor HARMLESS AGAINST LIENS, JUDGMENT OR ENCUMBRANCES. Lessee will indemnify and hold harmless Lessor from and against the payment of all loss, damages, legal costs and charges, inclusive of counsel fees, by Lessor lawfully and reasonably incurred or expended in or about the prosecution or defense of any suit or other proceeding in the discharging of the lessed premises, or any party thereof, from any lien judgement or encumbrance created, or permitted to be created, by Lessee upon, or against the same or against Lessee’s leasehold estate (except mortgage liens placed on such leasehold estate by Lessee), and also any costs and charges, inclusive of counsel fees, incurred on account of proceedings by Lessor in obtaining [ILLEGIBLE] of the premises covered by this lease after the termination of the lease by [ILLEGIBLE] or otherwise.

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     16. LESSEE TO KEEP BUILDING IN REPAIR. Losses shall at all times during the term of this lease, and at its own expense, keep all buildings and improvements situated on the premises covered by this lease, except for the structural components of the roof and the exterior walls, in good order, condition and repair, ordinary wear and tear excepted, and shall at all times save and keep Lessor free and harmless from any and all damages or liability, occasioned by any act or neglect of Lessee, or any agent or employee of Lessee or any tenant or person holding under Lessee, and shall indemnify and save harmless Lessor against and from any loss, costs, damage and expenses arising out of or in connection with the erection of any building or Improvement upon said premises, or out of any accident or injury to any person or damage to property, whomsoever and whatever, due directly or indirectly to the use of said premises, or any part thereof, by Lessee, or any other person or persona holding under Lessee, unless such accident, injury or damage results from the active negligence or willful act of Lesser. For purposes of clarification, attached [ILLEGIBLE] Exhibit D are examples of the type of roof and exterior wall maintenance required by [ILLEGIBLE] and Lessor.
     17. LESSOR MAY PAY TAXES, INSURANCE PREMIUMS, ETC., FOR LESSEE’S ACCOUNT. In case of any default on the part of Lessee in the payment of any taxes, assessments, forced contribution, public charges or premiums on insurance, or the payment of any amount herein provided to be paid (other than amounts payable as rents) or in procuring insurance as herein provided, Lessor say, on behalf of Lessee, make any such payment or payments, or procure any such insurance, and Lessee covenants thereupon to reimburse and pay Lessor any amount reasonably so paid and expended (with interest thereon at the rate of eight (8%) percent per annum from the date of the payment [ILLEGIBLE] made until paid by Lessee) on the date on which the next, installment of rent shall be payable. Any demand for rent or other payment made on lesses, after the same shall have become due and payable, shall have the same force and affect as though made at the time of its becoming due and payable.

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     18. SALE, ASSIGNMENT OR SUBLEASE OF LEASE. So long as Lesses shall not be in default of any of its obligation under this lease agreement, it shall have the full right to sell or assign this lease to any other person, firm or corporation capable of accepting such sale or assignment. No Sale or assignment shall be made of lease than the whole or the lease for the whole unexpired term thereof. The right to sell of assign this lease conveyed herein and the right to sublease the whole of the leased premises is conditioned upon first obtaining approval in writing to such sale, assignment or sublease from Lessor, provided, however, that Leasor may not arbitrartly refse to approve and accept a bona fida purchaser, assignee or subleases of good character and sound financial standing. Leases notwithstanding such sale or assignment, shall remain liable for the payment of the monthly rents and other charges stipulated by this lease for the remainder of the primary term or renewal and the performance and observance of all of the covenants, conditions, and stipulations herein give expressed, and contained on the part and behalf of Lease to be performed and observed. Any purchaser or assignee of Lessee may, subject to the provisions hereof and upon the same terms and conditions, sell or Assign the leasehold, and like subsequent saler or assignments may be made from time to time by any one or any time holding the leasehold.
     Lessee shall have the right to sublease fron time to time and at any time any part of the premisis covered by this lease, provided It is less than (he whole of the leased premlses and/or any part of Che buildings or other improvements thereon to any person, tin or corporation capable of taking such sublease upon such terms, stipulations, and conditions as Lessee any determine. The right of Lessee to sublease a part of the leased preiace and/or buildings located therton la not conditioned on the prior consent or permission of Lessor.
     Any such sole, assignment or sub-lease shsll be made subject to nil of the provisions contained in this loose.
     19. LESSOR TO JOIN IN APPLICATIONS FOR PERMITS, LICENSES, ETC. Lessor agrees that within ten (10) days after the receipt of written request from Lessae it will join in any and all application for

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permits, licenses, zoning classification changes, designation of the property as an historical site, or other authorisations required by any governmental or other body claiming Jurisdiction in connection with any work or repair and/or alternations and changed or direction which Lessee may do hereunder, and will also join in such applications for electric, telephone, gas, water, sewar and other public utilities and facilities as may be reasonably necessary in the operation of the premise covered by this lease or of the buildings and improvements that may eracted thereon.
     20. LESSEE ENTITLED TO SALVAGE. All material and salvage resulting from any repair, Alteration or change shall become and be the property at Lessee without payment of any compensation therefor to Lessor.
     21. RIGHTS OF LESSEE NOT LIMITED BY ENUMERATION. The foregoing and succeeding enumeration of rights of Lessee is not intended in anyway to limit or restrict the rights of Leasee to those listed or enumerated in this lease agreement, but to the contrary it is expressly recognized that Lessee shall have all of the rights and privileges granted to it in any part of this lease or to which it would otherwise be entitled by law if not herein specifically denied.
     22. RICWT OF LESSEE TO MORTGAGE LEASEHOLD. Lessee at any time and from time to time as it any see fit, subject always to the terms and conditions of this lease, in any legal manner, mortgage or otherwise hypothecate its lease hold estate and/or its interest or rights hereunder or any part thereof for a period not extending beyond the term of this lease plus any renewals thereof. Lessee will deliver the leased premises to the Lessor free and clear of all mortgages and encumbrances at the end of the terns of this lease,
     23. EFFECT OF WAIVER OF BREACH. No waiver of any condition or covenant in this instrument contained, or of any breach thersof, shall be taken to constitute a waiver of any subsequent breach. No payment by leasor, in case of default an the part of Lessee in time respect, of any taxes, assesment public charges, or premium of Insurance of the paypant of any amount herein provided to be paid other then rents, or

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in the procuring of insurance as hereinabove provided, shall constitute or be construed as a waiver on condonance by Lessor of the default of Lessee in that respect.
     24. LEASE NOT AFFECTED BY DAMAGE OR DESTRUCTION OF BUILDING. Except as provided below, no damage to or destruction of any buildings or building hereafter located on the premises covered by this lease by natural disaster, fire or other casualty shall be taken to entitle Lessee to surrender possession of the premises covered by this lease, or to terminate this lease, or to have an abatement or any part of the rents, the laws of the State of Louisions to the contrary notwithstandings: and neither party hereto shall be released, by reason of the damages or destruction of any such building or buildings on the premises covered by this lease, from the obligations created or imposed by virtue of this lease.
     However, if the buildings on the leased premises are totally destroyed by a natural disaster or by fire, casualty, or any other cause during the last twelve (12) years of the primary term or the last five (5) years of any renewal term to such an extent that at least seventy (70%) percent of the normally useable floor space is not useable, then Lessee may terminate this lease in lieu of rebuilding the leased premises provided that all mortgages and other encumbrances on the leasehold interest are paid in full, and further provided that the leased premises are leveled and cleared of all debris by Lessee. Should Lessee terminate this lease as permitted by the preceding sentences, all outstanding encumbrances created by Leases shall be first paid out of any insurance available to cover the loss, and the balance, if any, of the available insurance shall then be divided between Lessor and Lesses in the following manner: Lessor shall receive a portion equal to present value of the income stream of the unexpired term of the lease. Leases shall receive the balance of the insurance proceeds.
     25. SERVICES OF NOTICES. All notices, demands and requests which may or are required to be given by either Party to the other shall be in writing. All notices, demands and requests by Lessor to Leases

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shall be deemed to have Loan property give if served personally on Leases or if sent by United States certified mail, postage prepaid, addressed to Lesses at 442 Europe Street, Baton Rouge, LA 70802, or at such other place as Lesses may from time to time designate hereafter in a written notice to Lessor. All notices, demands, and requests by Lessee to Lessor shall be deemed to have been properly given, if served personally on an officer of Lessor or if sent by United States certified mail, postage prepaid, addressed to Lessor c/o Rosenthal & Associates, 751 Court Street (P. O. Box 718), Port Allen, LA 70767, or at such other place as Lessor may from time to time hereafter designate in a written notice to Lessee.
     26. EXPROPRIATION OF LEASED PREMISES. In case any part of the premises covered by this lease loss then the whole shall be taken under the power of eminent domain, this lease shall not be terminated, but from and after the date on which Lessee shall have been to deprived of the possession of any part of the premises covered by this lease, the rent thereafter payable under the provisions of this lease shall be reduced in the proportion which the value of the land and improvements so taken bears to the value of the land and improvements subject to this lease.
     In the event that Lessor and Lessee cannot agree upon the amount of such reduction, it shall be fixed by arbitration or by a Court of competent jurisdiction.
     In the event of disagreement, Lessee shall, until the amount of the reduction has been so fixed by arbitration, continue to pay the full amount of rent which would be due under the provisions of this lease in the absence of any taking under the power of eminent domain less an undisputed reduction, subject to retroactive adjustment of such rent back to the date on which Lessee shall have been so deprived of possession to conform to the decision of the arbitrators, and Lessor shall promptly, after the rendition of such decision, refund to Lessee the amount of reduction in rent as determined in such decision of the arbitrators.

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     In case the whole of the premises covered by this lease shall be taken under the power of eminent domain, or as a result of a taking of a portion of the property, it renders the property unsuitable for its intended purpose, then Lessee has the option to terminate the lease effective as of the date of the expropriation. If Lessor and Lessee cannot agree whether the property has been rendered “unsuitable for its intended purpose” a determination thereof shall be made by a Court of competent jurisdiction.
     In the event of any taking under the power of eminent domain, Lessor shall be entitled to receive the portion of the award attributable to the present value of the income stream of the unexpired term of the lease of which Lessor has been deprived by said action of eminent domain, Lessee shall be entitled to recover the portion of the award representing its leasehold rights and the fair market value of leasehold improvements. If there is any portion of the award left after payment to the Lessor and Lessee as above mentioned it shall be paid to Lessor.
     If at the time Lessee is entitled to receive any such award, Lessee shall be in default in the observance or performance of any of the covenants in this lease contained, there shall be deducted from the award otherwise payable to Lessee and added to the award to be received by Lessor such amount an may be required to satisfy and cure much default. It is further understood between the parties hereto that should Lessee elect to terminate this lease pursuant to the provisions of this paragraph, then in that even all outstanding Lessee encumbrances shall be first paid out of any expropriation award for the leasehold interest.
     27. DEFAULT CLAUSE. (1) In case default be made by Lessee at any time in the due payment of any installment of rent or in the due payment or any other non payable by Lessee to Lessor under the provisions hereof, and such default shall continue for a period of thirty (30) days after written demand by Lessor, or (2) if default shall be made by Lessee in the due observance and performance of any other covenant, condition, or stipulation herein agreed by Lessee to be by it

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observed or performed, and such default shall continue for a period of thirty, (3) days from date of written notice by Lessor to Lessee detailing the particulars of such default and requiring it to make good any such last mentioned default, then and in any such event described in (1) or (2) hereinabove. Lessor at any time thereafter shall have the full right, at its election to enter in, into, and upon the premises covered by this lease and take possession of the same together with all buildings and improvements thereon, and from time of such entry, this lease shall become void and of no effect and Lessor may enter upon, take possession, hold and retain the said premises and all buildings and improvements thereto as of its first or former estate, and this lease shall be forfeited to Lessor, and Lessor may bring suit for and collect all the rents, taxes, assessments, charges, liens, penalties and damages including damages to Lessor by reason of such breach or default on the part of Lessee which shall have accrued up to the time of such entry, and Lessor may, if it elects so to do, bring suit to collect all such rents, taxes, assessments, charges, liens, penalties and damages in the event of any default as aforesaid without voiding this leasee: provided, however, that any mortgagee of any leasehold internet under this lease, who Lessor has agreed to notify in case of default, may avoid forfeiture of this lease as herein provided by satisfying and curing, within a period of thirty (3) days, as the case may be, after written demand upon it by Lessor, the default consequent whereon such right of forfeiture shall accrue. All things so done and performed by such a mortgagee to cure a default by Lease shall be effective to prevent a forfeiture of the rights of Lessee under this lease as the same would have been if done and performed by Lessee instead of a mortgagee.
     If Lessor considers that Lessee has failed to comply with one or more of its obligations hereunder, either expressed or implied, and whether the alleged breach be either active or passive, and Lessor undertaken to give Lessee written notice of default as provided for herein, Lessor shall in said written notice set out specifically in what respects Lessor claims Lessee has breached this lease. If within

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thirty (30) days days, as the case may be, after receipt of such notice Lessee shall Meet or commence to meet the breaches alleged by Lessor. Lesses shall not be deemed in default hereunder. Tho service of written notice with itmized and particularized allegations of breach, and the lapse of thirty (30) days. at the case may be, without Lessee’s meeting or commencing to meet the alleged breaches shall be a condition precedent to any action, be it legal or otherwise by Lessor on this lease.
     28. LESSOR TO HAVE TITLE TO BUILDINGS AT TERMINATION. Upon the termination of this lease by forfeit or lapse of time or for any cause whatsoever (except for failure of Lessor’s title) Leesse will at once surrender the above described premises, together with all buildings and Improvements thereon but excluding any trade fixtures. furniture, furnishings, leasehold Improvement not permanently attached and other Movable property, and all the buildings and improvements then standing upon said premises shall belong to Lessor, and no compensation shall be allowed or paid therefor. Leasse shall have thirty (30) days after termination to remove movable property as above set forth.
     29. REMOVAL OF TRACKAGE. Lessor will not object to removal or all or a portion of any roilroad trackage serving the property whether on the lessed premises on adjacent, public streets, or elsewhere.
     30. USE OF SINGULAR OR PLURAL, MASCULINE, FEMININE OR NEUTER GENDER. Any word herein importing the singular number shall at well include the plural, and any pronoun Importing gender shall as well include the masculine, Feminine or neuter gender.
     31. PURPOSE OF ARTICLE CAPTIONS. It is agreed that the article captions contained in this instrument are inserted meraly for the purpose of convenience in reference, and that such article captions shall be in no way construed as forming part of this lease or in any way limiting or qualifying the provisions hereof.
     THUS DONE AND PASSED on the day, Month and year hereinafter net forth, in the City of Hew Orleans, Louisiana, and in the City of Baton Rouge respectively in the presence of the undersigned competent

Witnesses residing in said Cities, and in the presence of the undersigned Notaries Public, after due reading of the whole.

WITNESSES:	COHN-COTTLIES REALTY COMPANY, INC.

/s/ [ILLEGIBLE]	By:	/s/ Dr. Isidore Cohn, Jr.,

Dr. Isidore Cohn, Jr., President

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]	CATFISH TOWN PROPERTIES, A Louisiana
Partnership in [ILLEGIBLE]

/s/ [ILLEGIBLE]	By:	/s/ Richard J. Dodson

Richard J. Dodson, General Partner

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STATE OF LOUISIANA
PARISH OF ORLEANS
     BEFORE ME, the undersigned Notary Public, on this day personally came and appeared: [ILLEGIBLE] who, being by me duly sworn, stated under oath that she was one of the subscribing witnesses to the foregoing instrument and that the same was signed by LESSOR, COHN-COTTLIES REALTY COMPANY, by its President, Dr. Islidore Cohn, Jr. in the presence and in the presence of the other subscribing witness.

[ILLEGIBLE]

     SWORN TO AND SUBSCRIBED before me, Notary Public, on this 26th day of April, 1982 at New Orleans, Louisiana.

[ILLEGIBLE]

Notary Public

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STATE OF LOUISIANA
PARISH OF WEST BATON ROUGE
BEFORE ME, the undersigned Notary Public, on this day personally came and appeared: [ILLEGIBLE],who, being by me duly sworn, stated under oath that he was one of the subscribing witnesses to the foregoing instrument and that the same was signed by LESSEE, CATFISH TOWN PROPERTIES, A Louisiana partnership in [ILLEGIBLE] by its general partner Richard J. Dodson, in his presence and in the presence of the subscribing witness.

/s/ [ILLEGIBLE]

[ILLEGIBLE]
     SWORN TO AND SUBSCRIBED before me, Notary Public, on this 26th day of April, 1982, at [ILLEGIBLE], Louisiana.

/s/ [ILLEGIBLE]

Notary Public

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